7738ANY [2900 Westchester Avenue Purchase, New York 10577] ENDORSEMENT FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT WITH BONUS AND ANNUAL STEP-UP Thank you for choosing Jackson National Life Insurance Company of New York®, hereinafter referred to as "the Company" or "Jackson of New York®." This guaranteed minimum withdrawal benefit (GMWB) is made a part of the Contract to which it is attached. This benefit provides a minimum withdrawal benefit that guarantees, upon election, a series of withdrawals from the Contract equal to the Guaranteed Annual Withdrawal Amount Percentage (GAWA%), shown on the Supplemental Contract Data Pages, of the Guaranteed Withdrawal Balance (GWB). The GWB is established for the sole purpose of determining the minimum withdrawal benefit and is not used in calculating cash surrender benefit other guaranteed benefits. Certain provisions of Your Contract are revised as described below and are in effect on the Effective Date of this endorsement as shown on the Supplemental Contract Data Pages. To the extent any provisions contained in this endorsement are contrary to or inconsistent with those of the Contract to which it is attached, the provisions of this endorsement will control. The provisions of Your Contract remain in effect except where modified by this endorsement. PLEASE NOTE: THIS ENDORSEMENT CANNOT BE TERMINATED INDEPENDENTLY FROM THE CONTRACT TO WHICH IT IS ATTACHED EXCEPT AS OUTLINED IN THE DEATH BENEFIT PROVISIONS. OWNER(S) MAY CHANGE OWNERSHIP OF THE CONTRACT, HOWEVER THE DESIGNATED LIFE (AS DEFINED BY THIS ENDORSEMENT) CANNOT CHANGE. THE COMPANY ASSUMES NO RESPONSIBILITY FOR THE VALIDITY OR TAX CONSEQUENCES OF ANY OWNERSHIP CHANGE. IF YOU MAKE AN OWNERSHIP CHANGE, YOU MAY HAVE TO PAY TAXES. YOU ARE ENCOURAGED TO SEEK LEGAL AND/OR TAX ADVICE. THE COMPANY RESERVES THE RIGHT TO INCREASE THE GMWB CHARGE IN THE FUTURE. YOU CAN ELECT TO OPT OUT OF ANY FUTURE GMWB CHARGE INCREASE, HOWEVER UPON SUCH ELECTION, NO SUBSEQUENT PREMIUM PAYMENTS WILL BE ALLOWED, WHICH MAY IMPACT THE POTENTIAL VALUE AND DURATION OF THIS BENEFIT. THE GMWB CAN ONLY BE TAKEN AS A WITHDRAWAL BENEFIT AND DOES NOT INCREASE THE CONTRACT VALUE. THIS IS AN OPTIONAL BENEFIT AND THERE IS AN ADDITIONAL COST TO THE SEPARATE ACCOUNT CONTRACT VALUE FOR THE BENEFIT PROVIDED.

7738ANY 2 THE FOR LIFE GUARANTEE DOES NOT BECOME EFFECTIVE UNTIL THE CONTRACT ANNIVERSARY ON OR IMMEDIATELY FOLLOWING THE DESIGNATED LIFE'S ATTAINED AGE 59 1/2, UNLESS THE DESIGNATED LIFE IS 59 1/2 OR OLDER ON THE EFFECTIVE DATE OF THIS ENDORSEMENT. FOR THE FOR LIFE GUARANTEE TO TAKE EFFECT, THE CONTRACT MUST STILL BE IN FORCE WITH A CONTRACT VALUE GREATER THAN ZERO AND THE EFFECTIVE DATE OF THE FOR LIFE GUARANTEE MUST BE BEFORE THE INCOME DATE. IN ADDITION, ON THE EFFECTIVE DATE OF THE FOR LIFE GUARANTEE, THE GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA) IS RESET. PLEASE NOTE: PARTIAL WITHDRAWALS IN EXCESS OF THE GAWA COULD REDUCE FUTURE BENEFITS BY MORE THAN THE DOLLAR AMOUNT OF THE WITHDRAWAL. THE GUARANTEED WITHDRAWAL BALANCE ADJUSTMENT WILL BE APPLIED TO THE GUARANTEED WITHDRAWAL BALANCE ON THE GWB ADJUSTMENT DATE ONLY IF NO WITHDRAWALS ARE TAKEN ON OR PRIOR TO THAT DATE. WITHDRAWALS UNDER THE GMWB ARE NOT CUMULATIVE. GUARANTEED WITHDRAWALS AVAILABLE BUT NOT TAKEN DURING ANY GIVEN CONTRACT YEAR CANNOT BE TAKEN AS A GUARANTEED WITHDRAWAL IN A SUBSEQUENT CONTRACT YEAR. UPON TOTAL WITHDRAWAL OF THE CONTRACT VALUE, THE GMWB IS TERMINATED WITHOUT VALUE. SURRENDER OF YOUR CONTRACT WITH A REDUCED OR ZERO CONTRACT VALUE MAY NOT BE APPROPRIATE IF THE GUARANTEED WITHDRAWAL BALANCE IS POSITIVE. FOR INFORMATION ON HOW THIS GMWB IS CALCULATED, PLEASE SEE THE ILLUSTRATION ON PAGE 11. THIS ENDORSEMENT PROVIDES NO CASH OR NONFORFEITURE VALUES. CERTAIN DEFINITIONS AS FOUND IN THE CONTRACT HAVE BEEN LISTED BELOW FOR INFORMATIONAL PURPOSES. CONTRACT VALUE. The Contract Value is the sum of the Separate Account Contract Value and the Fixed Account Contract Value. INCOME DATE. The date on which Income Payments are to begin as described in the Income Provisions. SEPARATE ACCOUNT CONTRACT VALUE. The current value of the amounts under this Contract allocated to the Separate Account's Investment Divisions. The Contract is revised as follows: 1) The following language is added to the DEFINITIONS of the Contract: The following definitions are applicable to this endorsement only. All other terms defined in the Contract that are used in this endorsement have the same definition as in the Contract.

7738ANY 3 "BENEFIT DETERMINATION BASELINE (BDB). The value the Company uses to determine whether the GAWA% will increase upon step-up. BONUS PERIOD. The time period over which the Owner is eligible for a bonus, as shown on the Supplemental Contract Data Pages. CONTRACT MONTH. The one-month period beginning on the Issue Date or any Contract Monthly Anniversary. CONTRACT MONTHLY ANNIVERSARY. Each one-month anniversary of the Issue Date. DESIGNATED LIFE. The life on which the GMWB benefit is based. The Designated Life is shown on the Supplemental Contract Data Pages. If the Owner is a natural person, then the Owner is the Designated Life. For Joint Owners, the oldest Joint Owner is the Designated Life. If the Owner is a non-natural person, the Annuitant is the Designated Life. If the Owner is a non-natural person and there are Joint Annuitants, the oldest Joint Annuitant is the Designated Life. EFFECTIVE DATE. The date defined on the Supplemental Contract Data Pages. GUARANTEED ANNUAL WITHDRAWAL AMOUNT (GAWA). The maximum guaranteed amount the Owner is allowed to withdraw each Contract Year, subject to the RMD exception stated in this endorsement, for the guarantee to remain fully effective. GUARANTEED ANNUAL WITHDRAWAL AMOUNT PERCENTAGE (GAWA%). The percentage upon which the GAWA is based. GUARANTEED WITHDRAWAL BALANCE (GWB). The value upon which the GMWB Charge and other GMWB values are based. GWB ADJUSTMENT DATE. The date the GWB adjustment is applied to the GWB shown on the Supplemental Contract Data Pages. REQUIRED MINIMUM DISTRIBUTION (RMD). For certain Qualified Plan contracts, the Required Minimum Distribution is the amount defined by the Internal Revenue Code and the implementing regulations as the minimum distribution requirement that applies to this Contract only. For purposes of this endorsement, this definition excludes any withdrawal necessary to satisfy the minimum distribution requirements of the Internal Revenue Code if the Contract is purchased with contributions from a nontaxable transfer after the death of the owner of a qualified contract." 2) The following language is added to the MISSTATEMENT OF AGE AND/OR SEX provision of the GENERAL PROVISIONS of the Contract: "If the age of the Designated Life is incorrectly stated on the Effective Date of the GMWB then, on the date the misstatement is discovered, the GWB and GAWA will be recalculated based on the GAWA% applicable at the correct age."

7738ANY 4 3) The following language is added to the REPORTS provision of the GENERAL PROVISIONS of the Contract: "For the current reporting period, if the GMWB is in effect, the Contract's annual report will also include: any bonus amount credited to the GWB, the beginning and ending GWB, the applicable GAWA% and the GAWA amount available for withdrawal in the following Contract Year, and the Contract Value after the application of the GMWB Charges." 4) The following language is added to the WITHDRAWAL PROVISIONS of the Contract: "FOR LIFE GUARANTEED MINIMUM WITHDRAWAL BENEFIT. The GMWB allows You to take periodic partial withdrawals prior to the Income Date: 1) if the For Life Guarantee is in effect, for the lifetime of the Designated Life, or, if there are Joint Owners, the lifetime of the Joint Owner who dies first, or 2) if the For Life Guarantee is not in effect, until the earlier of Your death or the death of any Joint Owner or until the GWB is depleted, regardless of the performance of the Investment Divisions or level of the Contract Value. The guarantee is fully effective if periodic partial withdrawals taken within any one Contract Year do not exceed the greater of the GAWA or the RMD. Guaranteed withdrawals under the GMWB are non-cumulative; therefore, if You do not take the GAWA or the RMD in one year, You may not take more than the greater of the GAWA or the RMD as a guaranteed withdrawal in subsequent years. On each Contract Anniversary following the Effective Date of this endorsement, the GWB will automatically "step up" to the Contract Value if the Contract Value is greater than the GWB. The withdrawals made under this endorsement are considered to be the same as any other partial withdrawals for the purposes of calculating any other values under the Contract or any other endorsements attached to the Contract. For purposes of this endorsement, partial withdrawals are considered to be the entire amount withdrawn from the Contract after the Effective Date of this endorsement, including any applicable charges and adjustments to such withdrawals. The total amount received under the guarantee may be less than the GWB at election due to the application of these charges and adjustments. Any withdrawal less than or equal to the greater of the GAWA or the RMD is considered a partial withdrawal rather than a full withdrawal, even if it is greater than or equal to the Contract Value. A partial withdrawal in excess of the Withdrawal Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the greater of the GAWA or the RMD. A partial withdrawal in excess of the Contract Value will be permitted as long as total partial withdrawals in the Contract Year do not exceed the greater of the GAWA or the RMD. In this case, the Contract Value will be set to zero and the Contract Value Reduces to Zero provision will apply. Assessment of GMWB Charge. The GMWB Charge in effect on the Effective Date is shown on the Supplemental Contract Data Pages. The GMWB Charge will be deducted on a pro rata basis from the Investment Divisions of the Separate Account at the end of each Contract Month. GMWB Charges in excess of the Separate Account Contract Value will be waived. GMWB Charges result in a redemption of Accumulation Units. The GMWB Charge will not affect the value of the Accumulation Units. Upon termination of the GMWB, a pro rata GMWB Charge will be deducted from Your Separate Account Contract Value for the period since the last monthly GMWB Charge.

7738ANY 5 The Company reserves the right to increase the GMWB Charge percentage, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge provision found on the Supplemental Contract Data Pages. Guaranteed Withdrawal Balance. On the Effective Date of this endorsement, the GWB is determined as follows and is subject to the GWB Maximum shown on the Supplemental Contract Data Pages: 1. If the Effective Date of this endorsement is the Issue Date of the Contract, the GWB equals the initial Premium, net of any applicable premium taxes. 2. If the Effective Date of this endorsement is after the Issue Date of the Contract, the GWB equals the Contract Value on the Effective Date of this endorsement. With each subsequent Premium payment received after the Effective Date of this endorsement, the GWB will be recalculated to equal the GWB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the GWB Maximum. With each partial withdrawal, the GWB is reduced. Withdrawals in excess of the GAWA but less than or equal to the RMD are subject to favorable withdrawal treatment, contingent upon Your acceptance of the Company's calculations of the RMD amounts. The RMD calculations will be limited to this Contract only. Partial withdrawals will affect the GWB as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal less the partial withdrawal; or b. zero. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceed the greater of the GAWA or the RMD, and the GWB is equal to the greater of: a. the GWB prior to the partial withdrawal, first reduced dollar for dollar for any portion of the partial withdrawal not defined as an excess withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal; or b. zero. The GWB may not be withdrawn as a lump-sum and is not payable as a death benefit. Guaranteed Annual Withdrawal Amount. The GAWA% is the percentage upon which the GAWA is based and is defined on the Supplemental Contract Data Pages. The GAWA% is determined at the earlier of: 1) the date You elect to opt out of an increase to the GMWB Charge percentage, 2) the time of the first withdrawal after the Effective Date of this endorsement, 3) the date that the Contract Value reduces to zero, 4) the date that the GMWB endorsement is continued by a spousal Beneficiary, or 5) upon election of the Life Income of the GAWA Income Option. The GAWA% is based on the Designated Life's attained age at the time of determination. The GAWA is equal to the GAWA% multiplied by the GWB at the time of determination.

7738ANY 6 With each subsequent Premium payment received after the GAWA% is determined, the GAWA will be recalculated to equal the GAWA prior to the Premium payment plus the lesser of: 1. the GAWA% multiplied by the subsequent Premium payment, net of any applicable premium taxes; or 2. the GAWA% multiplied by the increase in the GWB. Partial withdrawals will affect the GAWA as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the GAWA will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the excess withdrawal is defined as the lesser of the total amount of the current partial withdrawal or the amount by which the cumulative partial withdrawals for the current Contract Year exceed the greater of the GAWA or the RMD, and the GAWA is reduced in the same proportion as the Contract Value is reduced for the excess withdrawal. At the end of each Contract Year after the GAWA has been determined, if the For Life Guarantee is not in effect and the GWB is less than the GAWA, the GAWA is set equal to the GWB. Benefit Determination Baseline. On the Effective Date of this endorsement, the BDB is determined as follows: 1. If the Effective Date of this endorsement is the Issue Date of the Contract, the BDB equals the initial Premium payment, net of any applicable premium taxes. 2. If the Effective Date of this endorsement is after the Issue Date of the Contract, the BDB equals the Contract Value on the Effective Date of this endorsement. With each subsequent Premium payment received after the Effective Date of this endorsement, the BDB will be recalculated to equal the BDB prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes. No adjustment is made to the BDB for partial withdrawals. Guaranteed Withdrawal Balance Bonus. After the Effective Date of this endorsement, a bonus will be applied to the GWB at the end of each Contract Year during the Bonus Period if no withdrawals are taken during that Contract Year. At the time the bonus is applied: 1. The GWB equals the GWB prior to the application of the bonus plus the bonus base multiplied by the Bonus Percentage shown on the Supplemental Contract Data Pages, and is subject to the GWB Maximum shown on the Supplemental Contract Data Pages. 2. If the bonus is applied after the GAWA% has been determined, the GAWA is the greater of: a. the GAWA% multiplied by the new GWB; or b. the GAWA prior to the bonus. The bonus base is determined as follows: On the Effective Date of this endorsement, the bonus base is equal to the GWB.

7738ANY 7 With each subsequent Premium payment received after the Effective Date of this endorsement, the bonus base will be recalculated to equal the bonus base prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the Bonus Base Maximum shown on the Supplemental Contract Data Pages. Partial withdrawals will affect the bonus base as follows: 1. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year is less than or equal to the greater of the GAWA or the RMD, the bonus base will be unchanged. 2. If the partial withdrawal plus all prior partial withdrawals made in the current Contract Year exceeds the greater of the GAWA or the RMD, the bonus base is set equal to the lesser of the GWB following the partial withdrawal or the bonus base prior to the partial withdrawal. Adjustments to the Bonus Base due to partial withdrawals will continue even if You have elected to discontinue the bonus provision to avoid charge increases. The GWB Bonus provision is terminated on the earlier of 1) the date the Contract Value is reduced to zero, 2) the date You elect to discontinue the GWB Bonus provision to avoid charge increases, or 3) the date the GMWB endorsement is terminated. Guaranteed Withdrawal Balance Adjustment. After the Effective Date of this endorsement, if no withdrawals are taken on or prior to the GWB Adjustment Date, the GWB adjustment is applied to the GWB on the GWB Adjustment Date. At the time the GWB adjustment is applied, the GWB will be set equal to the greater of the current GWB or the GWB adjustment, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. The GWB adjustment is determined as follows: On the Effective Date of this endorsement, the GWB adjustment is equal to the GWB Adjustment Percentage shown on the Supplemental Contract Data Pages multiplied by the GWB, subject to the GWB Adjustment Maximum shown on the Supplemental Contract Data Pages. With each subsequent Premium payment received after the Effective Date of this endorsement and prior to the first Contract Anniversary following the Effective Date of this endorsement, the GWB adjustment will be recalculated to equal the GWB adjustment prior to the Premium payment plus the Premium payment, net of any applicable premium taxes, multiplied by the GWB Adjustment Percentage, subject to the GWB Adjustment Maximum. With each subsequent Premium payment received on or after the first Contract Anniversary following the Effective Date of this endorsement, the GWB adjustment will be recalculated to equal the GWB adjustment prior to the Premium payment plus the amount of the Premium payment, net of any applicable premium taxes, subject to the GWB Adjustment Maximum. The GWB Adjustment provision is terminated on the earlier of 1) the GWB Adjustment Date, 2) the date a partial withdrawal is made prior to the GWB Adjustment Date, 3) the date the Contract Value is reduced to zero, 4) the date this GMWB endorsement is terminated, 5) the date this GMWB endorsement is continued by a spousal Beneficiary, or 6) the date You elect to discontinue the GWB Adjustment provision to avoid charge increases.

7738ANY 8 For Life Guarantee. While the Contract is still in effect with a Contract Value greater than zero and before the Income Date, the For Life Guarantee becomes effective on the For Life Guarantee Effective Date shown on the Supplemental Contract Data Pages. If the For Life Guarantee becomes effective after the GAWA% is determined, the GAWA is reset to equal the GAWA% multiplied by the current GWB. The For Life Guarantee is terminated when this GMWB endorsement is terminated or if this GMWB endorsement is continued by a spousal Beneficiary. Contract Value Reduces to Zero. If the Contract Value is reduced to zero, all other rights under the Contract cease, no subsequent Premium payments will be accepted, all other endorsements are terminated without value, and Spousal Continuation is not available upon the death of the Owner or the death of any Joint Owner. The Bonus Period is terminated and no further bonuses are applied. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age at the time the Contract Value falls to zero and the GAWA will be equal to the GAWA% multiplied by the GWB. If the For Life Guarantee is in effect, You will receive annual payments of the GAWA until the death of the Designated Life or the death of any Joint Owner. If the For Life Guarantee is not in effect, You will receive annual payments of the GAWA until the earlier of the depletion of the GWB, the death of the Designated Life or the death of any Joint Owner. With each payment, the GWB is reduced by the amount of the payment until the GWB is depleted. The last payment will not exceed the remaining GWB at the time of payment. Upon the death of the Designated Life or the death of any Joint Owner, all payments will cease. No death benefit will apply. Subject to the Company's approval, You may elect to receive payments more frequently than annually. However, the total of the payments made during the year may not exceed the annual payment amount described above. If the GAWA is less than the Minimum GAWA shown on the Supplemental Contract Data Pages, the Company may, at its discretion, require the GAWA to be paid in annual intervals or pay the present value of future GAWA payments in a lump-sum, net of any applicable taxes and subsequently terminate the endorsement. The actuarial basis for computing the present value of the future GAWA payments will be the same as the Basis of Computation described in Your Contract. Guaranteed Withdrawal Balance Step-Up. On each Contract Anniversary following the Effective Date of this endorsement, the GWB will automatically step up to the Contract Value if the Contract Value is greater than the GWB.

7738ANY 9 At the time of step-up: 1. The GWB is set equal to the Contract Value, subject to the GWB Maximum shown on the Supplemental Contract Data Pages. 2. The bonus base equals the greater of: a. the new GWB; or b. the bonus base prior to the step-up 3. The BDB equals the greater of: a. the Contract Value; or b. the BDB prior to the step-up. If the step-up occurs after the GAWA% has been determined, then: 1. if the Contract Value is greater than the BDB prior to the step-up and the For Life Guarantee is still in effect, the GAWA% is re-determined based on the attained age of the Designated Life; and 2. the GAWA is the greater of: a. the GAWA% (as re-determined, if applicable) multiplied by the new GWB; or b. the GAWA prior to the step-up." 5) The following language is added to the DEATH BENEFIT PROVISIONS of the Contract: "Upon Your death or the death of any Joint Owner, while the Contract is still in effect, the Contract and GMWB terminate without value, unless the Contract is continued by the spouse. Upon continuation of the Contract by a spousal Joint Owner or a spousal Beneficiary, the spouse may elect to terminate the GMWB on the continuation date and thereafter no GMWB Charge will be assessed. If the spouse does not make such an election on the continuation date, the GMWB will be continued by the spouse, will remain in effect and may not be subsequently terminated independently from the Contract to which it is attached. If the GMWB is continued by the spouse, the For Life Guarantee and the Guaranteed Withdrawal Balance Adjustment provisions will no longer be effective and the GAWA% will not change on future step-ups. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age on the continuation date and the GAWA will be equal to the GAWA% multiplied by the GWB. No other adjustments will be made to the GWB or the GAWA at the time of such continuation. Step-ups will continue as permitted in accordance with the rules described under the Guaranteed Withdrawal Balance Step-Up provision. Bonuses will continue to apply in accordance with the rules described in the Guaranteed Withdrawal Balance Bonus provision. Contract Years and Contract Anniversaries will continue to be based on the anniversary of the original Contract's Issue Date and the Effective Date of this endorsement will continue to be the original endorsement Effective Date. The Bonus Period will continue to be based on the original Effective Date of this endorsement or the most recent bonus base step-up, if applicable. The latest date upon which the Bonus Period can re-start will continue to be based on the Designated Life's attained age." 6) The following language is added to the INCOME PROVISIONS of the Contract: "On the Latest Income Date if the For Life Guarantee is in effect, in addition to the Income Options available in Your Contract, one of the following GMWB Income Options may be elected:

7738ANY 10 LIFE INCOME OF THE GAWA. You are entitled to receive payments of a fixed dollar amount payable during the lifetime of the Owner (with Joint Owners, the lifetime of the Joint Owner who dies first). The total annual amount payable under this option will equal the GAWA in effect at the time of election of this option. This amount will be paid in the frequency (not less than annually) that You elect. No further annuity payments are payable after the death of the Owner, and there is no provision for a death benefit payable to the Beneficiary. Therefore, it is possible for only one annuity payment to be made under this GMWB Income Option if the Owner has an early death. If the GAWA% has not yet been determined, it will be set at the GAWA% corresponding to the Designated Life's attained age at the time of election of this GMWB Income Option and the GAWA will be equal to the GAWA% multiplied by the GWB. On the Latest Income Date if the For Life Guarantee is not in effect, in addition to the Income Options available in Your Contract, the following GMWB Income Option may be elected: SPECIFIED PERIOD INCOME OF THE GAWA. You are entitled to receive payments of a fixed dollar amount for a stated number of years. The actual number of years that payments will be made is determined on the calculation date by dividing the GWB by the GAWA. Upon each payment, the GWB will be reduced by the payment amount. The total annual amount payable under this option will equal the GAWA in effect at the time of election of this option, but will not exceed the remaining GWB. This amount will be paid over the determined number of years in the frequency (not less than annually) that You elect. If, at the death of the Owner, payments have been made for less than the stated number of years, the remaining payments will be made to the Beneficiary. This option may not be available on certain Qualified Plans." TERMINATION OF THE GMWB. The GMWB terminates, a pro rata GMWB Charge will be deducted from Your Separate Account Contract Value for the period since the last monthly GMWB Charge, and all endorsement benefits end on the earlier of: 1. the date You elect to receive income payments under the Contract; 2. the Latest Income Date; 3. the date You take a total withdrawal; 4. the date upon which the Contract terminates because the Owner or any Joint Owner dies, unless continued by the spouse; 5. the continuation date if the spouse elects to terminate the GMWB; 6. the date upon which You receive the single lump-sum payment because the Contract Value has fallen to zero and the GAWA is less than or equal to the Minimum GAWA shown on the Supplemental Contract Data Pages; and 7. the date upon which all obligations for payment under this endorsement have been satisfied after the Contract has been terminated. Signed for the Jackson National Life Insurance Company of New York [President]

7738ANY 11 Illustration of Withdrawal Calculations of the For Life Guaranteed Minimum Withdrawal Benefit With Bonus and Annual Step-Up These examples are provided to assist You in understanding how certain values are computed for this endorsement when withdrawals are made from the Contract. The examples only depict limited circumstances and specific factual assumptions. The results may vary depending upon the timing or sequence of actions as well as changes in market conditions. The following examples assume You elect the For Life GMWB With Bonus and Annual Step-Up when You purchase Your Contract, and Your initial Premium payment is $100,000. No other optional benefits are elected. The examples assume that the Designated Life is 65 years old at the time of Your first withdrawal. Under these circumstances, Your initial GWB, BDB, and bonus base are equal to $100,000, Your initial GWB Adjustment is $200,000, Your GAWA% is 5.00%, and Your initial GAWA is $5,000. Both examples assume that Your GAWA exceeds Your RMD. Example 1: Withdrawal equal to the GAWA when the Contract Value has decreased due to negative market performance. If You withdraw the GAWA ($5,000) and Your Contract Value is $76,000 at the time of withdrawal, then  Your GWB becomes $95,000, which is Your prior GWB ($100,000) minus the GAWA ($5,000).  Your GAWA for the next year remains $5,000 because You did not take more than the GAWA ($5,000).  Your bonus base remains $100,000 because You did not withdraw more than the GAWA ($5,000). However, since a withdrawal was taken during the Contract Year, no bonus will be applied to the GWB at the end of the Contract Year.  Since the withdrawal was taken prior to the GWB Adjustment Date, You will no longer be eligible for the GWB adjustment.  Your BDB remains $100,000 since the BDB is not adjusted for partial withdrawals. Example 2: Withdrawal exceeds the greater of the GAWA or the RMD when the Contract Value has decreased due to negative market performance. If You withdraw $20,000, Your GAWA of $5,000 is greater than Your RMD, Your For Life Guarantee is effective, and Your Contract Value is $80,000 at the time of withdrawal, then  The dollar for dollar portion of the withdrawal is equal to the GAWA ($5,000). The excess withdrawal is the amount by which the partial withdrawal exceeds the GAWA: $20,000- $5,000 = $15,000.  The Contract Value, after reduction for the dollar for dollar portion of the withdrawal, is $75,000. The excess withdrawal of $15,000 reduces the Contract Value by 20% ($15,000/$75,000 = 20%).  Your new GWB is $76,000, which is Your prior GWB minus the dollar for dollar portion of the withdrawal, then reduced in the same proportion that the Contract Value is reduced for the excess withdrawal (($100,000 - $5,000) x (1-20%) = $76,000).  Your new GAWA is $3,800, which is the GAWA prior to the withdrawal reduced by 20%.  We recalculate Your bonus base to equal the lesser of Your new GWB ($76,000) or Your bonus base prior to the partial withdrawal ($100,000). In this case, Your new bonus base becomes $76,000. In addition, since a withdrawal was taken during the Contract Year, no bonus will be applied to the GWB at the end of the Contract Year.

7738ANY 12  Since the withdrawal was taken prior to the GWB Adjustment Date, You will no longer be eligible for the GWB adjustment.  Your BDB remains $100,000 since the BDB is not adjusted for partial withdrawals. As shown by the examples above, taking a withdrawal that exceeds the greater of the GAWA or the RMD reduces the Guaranteed Minimum Withdrawal Benefit.

7738ANY-S SUPPLEMENTAL CONTRACT DATA PAGES Contract Number: [1234567890] Benefit: For Life Guaranteed Minimum Withdrawal Benefit with Bonus and Annual Step-Up Designated Life: [John Doe] Designated Life Issue Age: [45] Bonus Percentage: [5%] of the bonus base Bonus Base Maximum: [$5,000,000.00] GWB Adjustment Percentage: [200%] of the GWB Guaranteed Withdrawal Balance (GWB) Adjustment Date: The later of (a) the Contract Anniversary on or immediately following the Designated Life's [70th] birthday, or (b) the [12th] Contract Anniversary following the Effective Date of this endorsement. GWB Adjustment Maximum: [$5,000,000.00] GWB Maximum: [$5,000,000.00] For Life Guarantee Effective Date: The later of: 1. the Contract Anniversary on or immediately following the Designated Life's attained age [59 1/2]; or 2. the Effective Date of this endorsement. Minimum GAWA: [$500] GAWA%: Attained Age GAWA% [35-64 3.00% 65-74 4.00% 75-80 4.50% 81+ 5.00%]

7738ANY-S 2 SUPPLEMENTAL CONTRACT DATA PAGES (CONT'D) Guaranteed Minimum Withdrawal Benefit (GMWB) Charge. The charge percentage equals [0.0500%] of the GWB on a monthly basis and is deducted (i) at the end of each Contract Month; and (ii) upon termination of the GMWB. This charge may increase, subject to the Maximum Guaranteed Minimum Withdrawal Benefit Charge. Maximum Guaranteed Minimum Withdrawal Benefit Charge. On each [5th] Contract Anniversary following the Effective Date of this endorsement, the Company reserves the right to increase the GMWB Charge percentage by up to [0.0100%] on a monthly basis. The Maximum GMWB Charge percentage is [0.1000%] on a monthly basis. If the GMWB Charge percentage is increased, Written Notice will be provided to You [45] days prior to the Contract Anniversary on which the GMWB Charge percentage is scheduled to increase. You may elect to opt out of the current and any future GMWB Charge increases by forfeiting the bonus provision, automatic step- ups, the GWB Adjustment and any other increases to the GWB and GAWA. Upon such election, no future Premium payments will be allowed and the GAWA% will be determined with no future recalculation. Such election is final and must be received in Good Order prior to the Contract Anniversary on which the GMWB Charge percentage is scheduled to increase. Bonus Period. The Bonus Period begins on the Effective Date of this endorsement and will re- start at the time the bonus base is increased due to a step-up if the step-up occurs on or before the Contract Anniversary immediately following the Designated Life's [80th] birthday. The Bonus Period ends on the earlier of (a) the [10th] Contract Anniversary following the beginning of the most recent Bonus Period, or (b) the date on which the Contract Value falls to zero for any reason. Effective Date. This endorsement is effective on the Issue Date of the Contract to which it is attached unless otherwise stated. Signed for the Jackson National Life Insurance Company of New York [President]